Exhibit 99.1

Hansen Medical Reports Second Quarter 2015 Results and Business Update

MOUNTAIN VIEW, CA – August 6, 2015 – Hansen Medical, Inc. (NASDAQ: HNSN), the global leader in intravascular robotics, today reported recent business highlights and financial results for the second quarter ended June 30, 2015.

Recent Business Highlights:

•	Two customers demonstrated further utility of the Magellan Robotic System with the successful completion of the world’s first robotically-assisted radio embolization procedure for cancer treatment utilizing the Magellan Robotic System. Dr. Francis Schlueter at the Good Samaritan Hospital in Cincinnati, Ohio and Dr. Ripal Gandhi at Miami Cardiac & Vascular Institute in Miami, Florida both completed successful embolization procedures. Robotic embolization offers a minimally invasive approach in areas including women’s health (uterine artery fibroid embolization), men’s health (prostatic artery embolization) and other cancer arterial embolization treatments.

•	The Company advanced its plan to leverage distribution partnerships and expand in Asia. In cooperation with Adachi, the Company has entered into discussions with the Japanese authorities in preparation for regulatory submission. Also, the Company, in cooperation with China National Medical Device Co, Ltd. is undergoing the initial review process with the China Food and Drug Administration.

•	The Company completed enrollment in the initial evaluable cohort of the ARTISAN® clinical trial. The ARTISAN® clinical trial is a prospective study designed to evaluate the safety and effectiveness of the Sensei® Robotic Catheter System and Artisan family of guide catheters in subjects with symptomatic, drug-refractory paroxysmal atrial fibrillation. Following the defined follow up period for study subjects, the Company plans a modular submission to the U.S. Food and Drug Administration (“FDA”).

•	The Company announced the completion of the world’s first clinical procedure with the Magellan™ 10Fr Robotic Catheter performed by Dr. Gerard Goh at The Alfred Hospital in Melbourne, Australia. The Magellan™ 10Fr Robotic Catheter continues to enable more patients to benefit from robotic precision and control in the minimally-invasive treatment of vascular disease. The Magellan™ 10Fr Robotic Catheter also received 510(k) clearance from the FDA for use in the peripheral vasculature. The Company intends to commercialize the Magellan™ 10Fr Robotic Catheter in Q3 2015.

•	At the Charing Cross International Symposium in London on April 29, 2015, Barry Katzen, MD, Medical Director of Miami Cardiac & Vascular Institute presented data showing a 95% radiation reduction for the operating physician in a series of robot-assisted endovascular aneurysm repair (EVAR) procedures.

Second Quarter 2015 Operating Highlights:

•	The Company reported revenues of $3.1 million in the second quarter of 2015, compared to $5.8 million in the first quarter of 2015 and $6.9 million for the same period in the prior year.

•	The Company continues to show an increase in volume of catheters sold for vascular by selling 204 catheters in the second quarter of 2015, up by 33% compared to the first quarter of 2015 and up by 187% compared to the same period in the prior year. The Company sold 892 catheters in the second quarter of 2015 compared to 837 catheters sold in the first quarter of 2015 and 928 catheters sold during the second quarter of 2014. The Company sold no systems in the second quarter of 2015, compared to five systems sold in the first quarter of 2015 and five systems sold in the second quarter of 2014.

•	Physicians performed approximately 880 procedures in the second quarter, compared to 860 procedures over the same period in the prior year. The Company experienced an increase in the number of Magellan-related procedures, with approximately 140 procedures performed in the second quarter of 2015, up by 25% compared to the first quarter of 2015 and up by 177% compared to the same period in the prior year.

“We are committed to further expanding the deployment and utility of our robotic platforms, growing our installed base, maintaining our leadership position in R&D, monitoring our expenses, and improving our cash inflows as we continue to progress towards profitability,” said Cary Vance, Hansen Medical’s Chief Executive Officer.

Second Quarter of 2015 Financial Results:

Total revenue for the second quarter of 2015 was $3.1 million, a decrease of 47% compared to $5.8 million in the first quarter of 2015 and a decrease of 55% compared to $6.9 million for the same period in 2014. The Company sold no systems in the second quarter of 2015, compared to five systems sold in the first quarter of 2015 and five systems sold in the second quarter of 2014.

Gross profit decreased by $1.5 million in the second quarter of 2015 compared to the same period in 2014, and gross margin was 12% of revenue for the second quarter of 2015, a decrease of 16%, compared to 28% for the same period in 2014. The decreases in gross profit and gross margin were primarily due to lower system volumes in the second quarter of 2015.

Operating expenses were $10.3 million in the second quarter of 2015, a decrease of 20% compared to $13.0 million for the same period in 2014. Operating expenses decreased as the Company continues to focus on cost cutting measures. As of June 30, 2015, the Company had cash, cash equivalents, short-term investments and restricted cash balances of $47.0 million compared to $31.9 million at December 31, 2014.

Research and development expenses for the second quarter of 2015 were $3.9 million, compared to $4.8 million for same period in 2014. The decrease of $0.9 million was primarily due to a decrease in overall employee compensation and related costs, a decrease in consulting costs, and a decrease in expenses associated with clinical trials, prototype and project expenses.

Selling, general and administrative expenses for the second quarter of 2015 were $6.4 million, compared to $8.1 million for the same period in 2014. The decrease of $1.7 million was primarily due to a decrease in overall employee compensation and related costs, a decrease in consulting costs, and a decrease in travel expenses.

Net loss for the second quarter of 2015 was $12.5 million, compared to a net loss of $12.3 million for the same period in 2014. Net loss attributable to common stockholders for the second quarter of 2015 was $33.5 million, which included a $20.2 million beneficial conversion feature of Series A convertible preferred stock and $0.8 million cumulative dividend on Series A convertible preferred stock, both non-cash charges, related to the private placement of convertible preferred stock and warrant to purchase common stock in the first quarter of 2015. Basic and diluted net loss attributable to common stockholders per share was $(0.21), compared to $(0.11) for the same period in 2014. Weighted average shares outstanding used to compute basic and diluted net loss per share were 163.1 million shares for the second quarter of 2015, compared to 112.0 million shares in the same period in 2014.

The Company’s total balances in cash, cash equivalents, short-term investments and restricted cash were $47.0 million as of June 30, 2015 compared to $31.9 million as of December 31, 2014.

Non-GAAP Information

To supplement our consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), we use certain non-GAAP financial measures: non-GAAP cost of revenues, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss attributable to common stockholders and non-GAAP diluted net loss per common share (“EPS”). The presentation of this financial information is not intended to be considered as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from non-GAAP measures used by other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding non-cash charges, such as share-based compensation expenses and other special items such as warrant expense, cumulative dividend and beneficial conversion feature primarily related to non-cash charges resulting from a financing. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results.

About Hansen Medical, Inc.

Hansen Medical, Inc., based in Mountain View, California, is the global leader in Intravascular Robotics, developing products and technology designed to enable the accurate positioning, manipulation and control of catheters and catheter-based technologies. The Company’s Magellan™ Robotic System, Magellan™ Robotic Catheter, Magellan™ 6Fr, 9Fr and 10Fr Robotic Catheter, and related accessories are intended to facilitate navigation to anatomical targets in the peripheral vasculature and subsequently provide a conduit for manual placement of therapeutic devices. The Company’s mission is to enable Cardiac Arrhythmia and Endovascular Procedures and to improve patient outcomes through the use of Intravascular Robotics. Additional information can be found at www.hansenmedical.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “plan”, “continue,” expects,” “potential,” “believes,” “goal,” “estimate,” “anticipates,” and other similar words. These statements are based on the current estimates and assumptions of our management as of the date of this press release and are subject to risks, uncertainties, changes in circumstances and other factors that may cause actual results to differ materially from the information expressed or implied by forward-looking statements made in this press release. Examples of such statements include statements regarding regulatory plans, user experiences, utilization and the business environment. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others: factors relating to engineering, regulatory, manufacturing, sales and customer service challenges in developing new products and entering new markets; potential safety and regulatory issues that could slow or suspend our development efforts and our sales; the effect of credit, financial and economic conditions on capital spending by our potential customers; the rate of adoption of our systems and the rate of use of our catheters; our ability to manage expenses and cash flow, and obtain adequate financing; and other risks more fully described in the “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2014, as updated from time to time by our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on the forward-looking statements in this press release. We undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

“Artisan Extend,” “Hansen Medical,” “Hansen Medical (with Heart Design),” “Heart Design (Logo),” “Sensei,” “Artisan,” “Instinctive Motion,” and “IntelliSense” are registered trademarks, and “Magellan” and “Hansen Medical Magellan” are trademarks of Hansen Medical, Inc. in the U.S. and other countries.

Investor Contacts:

Hansen Medical, Inc.

650.404.5836

investor_relations@hansenmedical.com

HANSEN MEDICAL, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Revenues:
Product	$1,677	$5,518	$6,151	$7,870
Service	1,415	1,369	2,735	2,716

Total revenues	3,092	6,887	8,886	10,586
Cost of revenues:
Product	1,866	4,283	5,762	7,027
Service	868	702	1,610	1,259

Total cost of revenues	2,734	4,985	7,372	8,286

Gross profit	358	1,902	1,514	2,300

Operating expenses:
Research and development	3,899	4,809	7,334	9,224
Selling, general and administrative	6,433	8,146	13,135	17,307

Total operating expenses	10,332	12,955	20,469	26,531

Loss from operations	(9,974)	(11,053)	(18,955)	(24,231)
Warrant expense	(1,317)	—	(2,993)	—
Interest and other expense, net	(1,201)	(1,222)	(2,468)	(2,471)

Loss before income taxes	(12,492)	(12,275)	(24,416)	(26,702)
Income tax expense	(15)	(15)	(24)	(33)

Net loss	(12,507)	(12,290)	(24,440)	(26,735)
Beneficial conversion feature of Series A convertible preferred stock	(20,224)	—	(20,224)	—
Cumulative dividend on Series A convertible preferred stock	(812)	—	(812)	—

Net loss attributable to common stockholders	$(33,543)	$(12,290)	$(45,476)	$(26,735)

Basic and diluted net loss per share	$(0.21)	$(0.11)	$(0.31)	$(0.25)

Shares used to compute basic and diluted net loss per share	163,107	112,003	148,280	107,692

HANSEN MEDICAL, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2015	December 31, 2014 (1)
ASSETS
Cash, cash equivalents and short-term investments	$41,664	$26,501
Accounts receivable, net	2,497	5,121
Inventories	11,184	11,492
Prepaids and other current assets	986	1,678
Property and equipment, net	2,639	2,328
Restricted cash	5,380	5,376
Other assets	660	1,179

Total assets	$65,010	$53,675

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,025	$2,534
Deferred revenue	2,614	3,527
Debt	34,528	34,385
Other liabilities	3,774	5,460

Total liabilities	42,941	45,906
Total stockholders’ equity	22,069	7,769

Total liabilities and stockholders’ equity	$65,010	$53,675

(1)	Derived from audited financial statements included in the 2014 Form 10-K.

HANSEN MEDICAL, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except gross margin and per share data)

(Unaudited)

		Three months ended June 30,		Six months ended June 30,
		2015	2014	2015	2014
Total revenues, GAAP to Non-GAAP basis:		$3,092	$6,887	$8,886	$10,586
Cost of revenues reconciliation:
GAAP cost of revenues		$2,734	$4,985	$7,372	$8,286
Share-based compensation expense	<a>	(127)	(37)	(174)	(81)

Non-GAAP cost of revenues		$2,607	$4,948	$7,198	$8,205

Gross margin reconciliation:
GAAP gross margin		12%	28%	17%	22%
Share-based compensation expense		4%	0%	2%	0%

Non-GAAP gross margin		16%	28%	19%	22%

Loss from operation reconciliation:
GAAP loss from operations		$(9,974)	$(11,053)	$(18,955)	$(24,231)
Share-based compensation expense	<a>	1,162	658	1,772	1,415
Executive transition and employee separation	<b>	—	—	115	499

Non-GAAP loss from operations		$(8,812)	$(10,395)	$(17,068)	$(22,317)

Net loss reconciliation:
GAAP net loss		$(12,507)	$(12,290)	$(24,440)	$(26,735)
Share-based compensation expense	<a>	1,162	658	1,772	1,415
Executive transition and employee separation	<b>	—	—	115	499
Warrant expense	<c>	1,317	—	2,993	—

Non-GAAP net loss		$(10,028)	$(11,632)	$(19,560)	$(24,821)

Net loss attributable to common stockholders reconciliation:
GAAP net loss attributable to common stockholders		$(33,543)	$(12,290)	$(45,476)	$(26,735)
Share-based compensation expense	<a>	1,162	658	1,772	1,415
Executive transition and employee separation	<b>	—	—	115	499
Warrant expense	<c>	1,317	—	2,993	—
Beneficial conversion feature of Series A convertible preferred stock	<d>	20,224	—	20,224	—
Cumulative dividend on Series A convertible preferred stock	<e>	812	—	812	—

Non-GAAP net loss attributable to common stockholders		$(10,028)	$(11,632)	$(19,560)	$(24,821)

Diluted net loss per common share reconciliation
GAAP diluted net losss per common share		$(0.21)	$(0.11)	$(0.31)	$(0.25)
Non GAAP diluted net losss per common share		$(0.06)	$(0.10)	$(0.13)	$(0.23)
Shares used in per common share calculation (diluted)
GAAP weighted average shares used to compute net loss per common share		163,107	112,003	148,280	107,692

Notes

<a>	Stock-based compensation expense, a non-cash charge
<b>	The executive transition and employee separation represented continuous effort to align with the Company’s strategy to maintain a lean workforce
<c>	Represents an increase in fair value of Series E warrants, a non-cash charge
<d>	Represents beneficial conversion feature of Series A convertible preferred stock, a non-cash charge
<e>	Represents cumulative dividend on Series A convertible preferred stock, a non-cash charge